Exhibit 99.1

News Release
Media Contact: Jared Maxwell Investor Contact: Scott Gleason
(801) 505-5027 (801) 584-1143
jmaxwell@myriad.com sgleason@myriad.com

Myriad Genetics Delivers 12% Sequential Revenue Growth in March 2021 Quarter, Company Executes on Strategic Transformation Initiatives

Highlights:
•Revenue of $173.1 million increases 12% sequentially
•GAAP earnings per share of $(0.52), adjusted EPS of $(0.06) improves $0.06 sequentially
•Total test volumes increase 5% sequentially despite typical seasonality with average revenue per test also increasing relative to the Dec. quarter
•Expect to close on the sale of the three planned business unit divestitures by the end of 3Q21 for total gross proceeds of approximately $375 million
•Company to host Investor Day on May 4th at 11 am EDT

Paul J. Diaz, President and Chief Executive Officer:
“Myriad Genetics returned to year-over-year top line growth in the March quarter through improved operational execution amidst the challenges of the COVID-19 pandemic. We saw strong sequential increases in test volumes and overall average selling prices despite the typical seasonality we experience in the March quarter. We also continued to execute on our strategic transformation plan and launched major strategic initiatives focused on improving customer experience, building new tech-enabled commercial capabilities, reducing complexity and cost, and elevating the potential of our products.

“I am exceptionally proud of our 2,700 Myriad Genetics teammates who continue to embrace change and remain dedicated to our mission of improving health and wellbeing for all while expanding access to vital genetic insights. Together with the leadership team, I look forward to sharing an update on our strategy, transformation plan and growth initiatives, at our Investor Day tomorrow.”

SALT LAKE CITY, May 3, 2021 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its quarter ended March 31, 2021 and provided an update on recent business performance.

Financial Highlights:
    Myriad Genetics delivered total revenue in the quarter of $173.1 million which grew 6% year-over-year and increased 12% sequentially from the fiscal quarter ending December 31, 2020.
•Total test volumes of 236,000 declined 1% year-over-year but increased 5% sequentially. Average U.S. revenue per test increased 2% sequentially, reflecting an increasingly stable pricing environment. Average selling prices benefited in the quarter from Medicare back pay revenue for the Prolaris® test for prostate cancer.
•GAAP gross margin was 70.9% and adjusted gross margin was 71.5%. Adjusted gross margin improved 140 basis points sequentially, impacted positively by test pricing and negatively by increased revenue mix from prenatal testing and lower margin pharmaceutical and clinical service revenue.
•GAAP total operating expenses were $169.5 million. Total adjusted operating expenses increased $1.3 million year-over-year to $127.0 million.
•GAAP operating loss in the quarter was $(46.7) million; adjusted operating loss of $(3.3) million.
•GAAP earnings per share (EPS) were $(0.52); adjusted EPS were $(0.06), which improved by $0.06 sequentially.
•Free cash flow in the quarter was $64.7 million and was driven by a significant federal tax refund of approximately $90 million. The company ended the quarter with $188.0 million in cash, cash equivalents and investments and $157 million drawn on its revolving credit facility.

Business Performance and Highlights

Women’s Health
The Myriad Women’s Health business -- which serves women assessing their risk of cancer, and those who are pregnant or planning a family -- recorded revenue of $55.2 million in the quarter, a decline of 15% year-over-year. Elective testing for hereditary cancer has been negatively impacted by the COVID-19 pandemic due to delayed elective office visits. The company’s prenatal business continued to demonstrate strong growth trends with test volumes increasing 9% year-over-year and 7% sequentially.
•Myriad myRisk® Hereditary Cancer
◦myRisk® Hereditary Cancer test volumes for the Women’s Health business in the U.S. declined 25% year-over-year largely due to the impact of the pandemic.
•Myriad Foresight® Carrier Screen and Myriad Prequel® Prenatal Screen
◦Myriad’s proprietary AMPLIFY™ technology, which further increases the performance of its Prequel™ noninvasive prenatal screening (NIPS) test, is leading to increased new prenatal users and test utilization. Since the launch of the AMPLIFY™ technology in July, Myriad has seen an increase of 12% in the total number of ordering providers for prenatal testing services, including Prequel and Foresight, with 11% growth in total test utilization per provider.

Oncology
The Myriad Oncology business provides hereditary cancer testing for patients who have cancer, and products such as the EndoPredict® breast cancer prognostic test, the Prolaris prostate cancer test, and the myChoice CDx and BRACAnalysis CDx companion diagnostic tests for predicting response to PARP inhibitors. The Oncology business delivered total revenue of $75.6 million, up 39% relative to revenue in the March quarter of last year.
•Myriad myRisk® Hereditary Cancer
◦myRisk® Hereditary Cancer test volumes for the Oncology business in the U.S. declined 9% year-over-year.
•Myriad Prolaris® Prostate Cancer
◦Presented new data at the American Society of Clinical Oncology Genitourinary Conference demonstrating the Prolaris test can accurately predict which patients will benefit from multi-modality therapy. Using the newly established threshold, 27% of men with newly diagnosed high-risk disease and 73% with unfavorable intermediate-risk disease could avoid multimodality therapy.
•Myriad BRACAnalysis® CDx and myChoice® CDx
◦Saw significant increases in BRACAnalysis CDx and myChoice CDx test volume in Japan with total revenue from the country increasing more than four-fold year-over-year to $11.9 million.

◦Received new reimbursement for the myChoice® diagnostic system in Japan effective January 1, 2021.
•New Tumor Profiling Product:
◦Announced new partnership with Intermountain Precision Genomics, powered by technology from Illumina (NASDAQ: ILMN), for a comprehensive offering of germline and somatic tumor testing services. The strategic collaboration combines germline genetic testing, next-generation tumor sequencing and world-class testing capabilities to elevate global precision oncology care.

Mental Health
Myriad’s Mental Health business -- which consists of the GeneSight® psychotropic test that helps physicians understand how genetic alterations impact response to antidepressant and other psychotropic medications -- saw revenue of $17.6 million in the quarter compared to $20.4 million in the same period last year. Test volume for GeneSight was up 17% sequentially.
•Myriad GeneSight
◦Saw a strong increase in new ordering providers with over 2,600 physicians ordering GeneSight for the first time in the quarter, up 24% sequentially. Overall, the number of ordering physicians increased 10% sequentially and test utilization per provider increased 4% sequentially despite the strong growth in new ordering providers.
◦Published a new study in Psychiatry Research demonstrating that the combinatorial approach available in the GeneSight® Psychotropic test is better than single-gene testing at predicting patient outcomes and medication blood levels.

Autoimmune
Myriad’s Autoimmune business -- which consists of the Vectra test for measuring disease activity in rheumatoid arthritis -- generated revenue of $10.7 million in the quarter compared to $10.5 million in the same period last year.
•Vectra®
◦Signed a definitive agreement to sell select operating assets and intellectual property (IP), including the Vectra® test, from Myriad Autoimmune’s business unit to Laboratory Corporation of America Holdings (NYSE: LH) for $150.0 million in cash. The deal is expected to close by the end of the third quarter of calendar year 2021.
Other
Other revenue – comprised of Myriad RBM contract research services for the pharmaceutical industry and the myPath Melanoma diagnostic test in dermatology -- was $14.0 million in the March quarter versus $14.0 million in the same period in the prior year.

•Signed a definitive agreement to sell the Myriad myPath®, LLC, Laboratory, which is the laboratory that offers the myPath Melanoma test, to Castle Biosciences, Inc. for $32.5 million in cash. The transaction is expected to close in the second quarter of calendar year 2021.
•The company generated $2.5 million in the quarter from COVID-19 testing services. Given the declining demand for testing in the United States, Myriad does not expect to have significant COVID-19 testing revenue going forward.

Investor Day
•Myriad will host an Investor Day tomorrow, May 4, 2021 at 11:00 am EDT, to provide an update on its transformation plan and growth initiatives. The Investor Day will be a virtual event hosted on the company’s website. The link to the Investor Day event and registration is under the investor relations section of the website.

Financial Guidance
Given the continued unpredictability surrounding the COVID-19 pandemic and the impact it has had on the healthcare environment, customer behavior and the ability to market tests to physicians, the company will not provide financial guidance for the quarter ending June 30, 2021 or fiscal year 2021.

About Myriad Genetics
Myriad Genetics Inc., is a leading genetic testing and precision medicine company dedicated to improving and transforming patient lives worldwide. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. For more information, please visit the company's website: www.myriad.com.
Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice CDx, Vectra, Prequel, Foresight, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

Revenue by Product (Unaudited):

	Three months ended March 31,
	2021						2020
(in millions)	WH	ONC	MH	AI	Other	Total	WH	ONC	MH	AI	Other	Total	% Change
Molecular diagnostic revenues:
Hereditary Cancer Testing	$31.5	$44.6	$—	$—	$—	$76.1	$44.3	$40.9	$—	$—	$—	$85.2	(11)%
Prenatal	23.7	—	—	—	—	23.7	20.3	—	—	—	—	20.3	17%
GeneSight	—	—	17.6	—	—	17.6	—	—	20.4	—	—	20.4	(14)%
Vectra	—	—	—	10.7	—	10.7	—	—	—	10.5	—	10.5	2%
myChoice CDx	—	8.4	—	—	—	8.4	—	3.3	—	—	—	3.3	155%
Prolaris	—	18.5	—	—	—	18.5	—	6.8	—	—	—	6.8	172%
EndoPredict	—	4.1	—	—	—	4.1	—	3.5	—	—	—	3.5	17%
Other	—	—	—	—	0.5	0.5	—	—	—	—	0.5	0.5	—%
Total molecular diagnostic revenue	55.2	75.6	17.6	10.7	0.5	159.6	64.6	54.5	20.4	10.5	0.5	150.5	6%
Pharmaceutical and clinical service revenue	—	—	—	—	13.5	13.5	—	—	—	—	13.5	13.5	—%
Total revenue	$55.2	$75.6	$17.6	$10.7	$14.0	$173.1	$64.6	$54.5	$20.4	$10.5	$14.0	$164.0	6%

WH = Women’s Health
ONC = Oncology
MH = Mental Health
AI = Autoimmune

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Molecular diagnostic testing	$159.6	$150.5
Pharmaceutical and clinical services	13.5	13.5
Total revenue	173.1	164.0
Costs and expenses:
Cost of molecular diagnostic testing	44.1	43.1
Cost of pharmaceutical and clinical services	6.2	7.0
Research and development expense	23.1	19.7
Change in the fair value of contingent consideration	0.9	(3.4)
Selling, general, and administrative expense	145.5	132.9
Goodwill and intangible asset impairment charges	—	98.4
Total costs and expenses	219.8	297.7
Operating loss	(46.7)	(133.7)
Other income (expense):
Interest income	0.2	0.8
Interest expense	(3.0)	(2.3)
Other	(0.1)	4.1
Total other income (expense), net	(2.9)	2.6
Loss before income tax	(49.6)	(131.1)
Income tax benefit	(10.1)	(15.9)
Net loss	$(39.5)	$(115.2)
Net loss attributable to non-controlling interest	—	—
Net loss attributable to Myriad Genetics, Inc. stockholders	$(39.5)	$(115.2)
Net loss per share:
Basic and diluted	$(0.52)	$(1.55)
Weighted average shares outstanding:
Basic and diluted	76.0	74.5

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in millions)

	March 31,	December 31,
	2021 (unaudited)	2020
ASSETS
Current assets:
Cash and cash equivalents	$148.9	$117.0
Marketable investment securities	27.2	33.7
Prepaid expenses	13.9	11.7
Inventory	24.6	27.1
Trade accounts receivable	94.1	89.5
Prepaid taxes	18.1	108.4
Other receivables	2.4	2.0
Total current assets	329.2	389.4
Property, plant and equipment, net	45.1	40.7
Operating lease right-of-use assets	58.9	59.7
Long-term marketable investment securities	11.9	21.0
Intangibles, net	559.9	576.5
Goodwill	328.3	329.2
Other assets	3.6	2.3
Total assets	$1,336.9	$1,418.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20.8	$20.5
Accrued liabilities	83.1	79.1
Current maturities of operating lease liabilities	14.0	13.6
Deferred revenue	31.1	32.7
Total current liabilities	149.0	145.9
Unrecognized tax benefits	30.8	30.5
Long-term deferred taxes	59.2	71.3
Long-term debt	154.0	224.8
Non-current operating lease liabilities	49.4	50.6
Other long-term liabilities	19.3	14.7
Total liabilities	461.7	537.8
Commitments and contingencies
Stockholders’ equity:
Common stock, 76.7 and 75.4 shares outstanding at March 31, 2021 and December 31, 2020, respectively	0.8	0.8
Additional paid-in capital	1,144.5	1,109.5
Accumulated other comprehensive loss	(3.6)	(2.3)
Accumulated deficit	(266.5)	(227.0)
Total Myriad Genetics, Inc. stockholders’ equity	875.2	881.0
Non-controlling interest	—	—
Total stockholders' equity	875.2	881.0
Total liabilities and stockholders’ equity	$1,336.9	$1,418.8

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(39.5)	$(115.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18.4	17.9
Non-cash interest expense	0.5	0.1
Non-cash lease expense	3.5	3.0
Gain on deconsolidation of subsidiary	—	(1.0)
Gain on disposition of assets	(0.3)	(0.1)
Share-based compensation expense	9.0	7.5
Deferred income taxes	(11.8)	(16.0)
Unrecognized tax benefits	0.3	(0.1)
Impairment of goodwill and intangible assets	—	98.4
Change in fair value of contingent consideration	0.9	(3.4)
Changes in assets and liabilities:
Prepaid expenses	(2.1)	3.6
Trade accounts receivable	(4.7)	15.9
Other receivables	(0.4)	1.2
Inventory	2.4	(2.6)
Prepaid taxes	90.3	(0.7)
Other assets	(1.2)	—
Accounts payable	0.3	9.2
Accrued liabilities	7.8	(1.1)
Deferred revenue	(1.6)	0.2
Net cash provided by operating activities	71.8	16.8
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7.1)	(3.0)
Proceeds from sale of subsidiary	—	21.3
Purchases of marketable investment securities	—	(15.8)
Proceeds from maturities and sales of marketable investment securities	15.3	20.7
Net cash provided by investing activities	8.2	23.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under share-based compensation plans	26.5	0.3
Payment of tax withheld for common stock issued under share-based compensation plans	(0.5)	(0.1)
Payment of contingent consideration recognized at acquisition	(3.3)	—
Fees associated with refinancing of revolving credit facility	(1.2)	—
Repayment of revolving credit facility	(70.0)	—
Net cash provided by (used in) financing activities	(48.5)	0.2
Effect of foreign exchange rates on cash and cash equivalents	0.4	(1.9)
Change in cash and cash equivalents classified as held for sale	—	1.5
Net increase in cash and cash equivalents	31.9	39.8
Cash and cash equivalents at beginning of the period	117.0	81.2
Cash and cash equivalents at end of the period	$148.9	$121.0

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to an increasingly stable pricing environment, AMPLIFYTM leading to new prenatal users and increased text utilization; the exploration of strategic alternatives for the Myriad RBM business; plans to host an Investor Day to provide an update on the company’s strategic transaction plan on May 4, 2021; and the Company’s strategic imperatives under the caption “About Myriad Genetics.” These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the Company’s operations and the demand for its products and services; risks related to the Company’s ability to efficiently and flexibly manage its business amid uncertainties associated with COVID-19; the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or that the Company may not be able to operate its business on a profitable basis; risks related to the Company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in the governmental or private insurers’ coverage and reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services, or patents or enforcement, in the United States and foreign countries; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; risks related to the material weakness identified in the Company’s internal control over financial reporting, including the impact thereof and the Company’s remediation plan; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months Ended March 31, 2021 and 2020
(unaudited data in millions, except per share amount)

	Three Months Ended March 31,
	2021	2020
Adjusted Gross Margin
GAAP Gross Profit (1)	$122.8	$113.9
Equity compensation	0.3	0.4
Other adjustments	0.6	—
Adjusted Gross Profit	$123.7	$114.3
Adjusted Gross Margin	71.5%	69.7%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the condensed consolidated statements of operations.

	Three Months Ended March 31,
	2021	2020
Adjusted Operating Expenses
GAAP Operating Expenses (2)	$169.5	$247.6
Acquisition - amortization of intangible assets	(15.2)	(15.1)
Impairment of goodwill and intangibles	—	(98.4)
Equity compensation	(8.5)	(7.9)
Transformation initiatives	(7.5)	(2.8)
Other adjustments	(11.3)	2.3
Adjusted Operating Expenses	$127.0	$125.7
(2) Consists of research and development expense, change in the fair value of contingent consideration, selling, general, and administrative expense, and goodwill and intangible asset impairment charges from the condensed consolidated statements of operations.

	Three Months Ended March 31,
	2021	2020
Adjusted Operating Loss
GAAP Operating Loss	$(46.7)	$(133.7)
Acquisition - amortization of intangible assets	15.2	15.1
Impairment of goodwill and intangibles	—	98.4
Equity compensation	8.8	7.5
Transformation initiatives	7.5	2.8
Other adjustments	11.9	(2.3)
Adjusted Operating Loss	$(3.3)	$(12.2)

	Three Months Ended March 31,
	2021	2020
Adjusted Net Loss
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(39.5)	$(115.2)
Acquisition - amortization of intangible assets	15.2	15.1
Impairment of goodwill and intangibles	—	98.4
Equity compensation	8.8	7.5
Transformation initiatives	7.5	2.8
Other adjustments	11.9	(3.3)
Tax impact of non-GAAP adjustments	(8.8)	(11.6)
Adjusted Net Loss	$(4.9)	$(6.3)
Weighted average shares outstanding	76.0	74.5
Adjusted Net Loss Per Share	$(0.06)	$(0.08)

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended March 31, 2021 and 2020
(unaudited data in millions)

	Three Months Ended March 31,
	2021	2020
Cash flow from operations	$71.8	$16.8
Capital expenditures	(7.1)	(3.0)
Free cash flow	$64.7	$13.8
Transformation initiative costs	7.1	2.8
Other adjustments	0.2	—
Tax effect associated with non-GAAP adjustments	(1.8)	(0.8)
Adjusted Free cash flow	$70.2	$15.8

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•Impairment of goodwill and intangible: One-time impairment charges on intangible assets and goodwill tied to company acquisitions from prior years.
•Equity compensation – non-cash equity-based compensation provided to Myriad employees.
•Transformation initiatives – transitory costs such as consulting and professional fees related to Myriad’s Elevate 2020 program and transformation initiatives.
•Other adjustments – Other one-time non-recurring expenses including expenses related to leadership transition, expenses related to non-recurring severance and retention agreements, non-recurring legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments –Tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and CARES Act legislation.